Exhibit 10.26

FIRST AMENDMENT TO
THE AMENDED AND RESTATED REALOGY GROUP LLC
EXECUTIVE DEFERRED COMPENSATION PLAN

WHEREAS, the Compensation Committee of the Board of Directors (the “Committee”) of Realogy Holdings Corp. (the “Company”) has the right in its sole discretion to amend the Amended and Restated Realogy Group LLC Executive Deferred Compensation Plan (the “Plan”); and
WHEREAS, the Committee desires to amend the Plan to clarify certain provisions regarding plan administration.
NOW, THEREFORE, the Plan is hereby amended as follows, effective as of November 4, 2014:
1.    Section 9.01 of the Plan is hereby amended and restated in its entirety as follows:
The Plan Administrator has the right in its sole discretion to amend this Plan in whole or in part at any time and in any manner, including the manner of making deferral elections, the terms on which distributions are made, and the form and timing of distributions, provided that such amendments do not cause the Plan to fail to comply with Section 409A and further provided, that the officers of the Company shall have the authority to modify or amend the Plan to make ministerial changes that do not have an adverse financial impact to the Company with respect to the Plan without the approval of the Plan Administrator. However, except for mere clarifying amendments necessary to avoid an inappropriate windfall, no Plan amendment shall reduce the amount credited to the Account of any Participant as of the date such amendment is adopted. Any amendment shall be in writing. All Participants and Beneficiaries shall be bound by such amendment.
2.    Section 7.01 of the Plan is hereby amended and restated in its entirety with the following:
The Plan Administrator is responsible for the administration of the Plan. To the extent permitted by applicable law or the rules of any securities exchange or automated quotation system on which shares of common stock of Realogy Holdings Corp. are listed, quoted or traded, the Plan Administrator may from time to time delegate to one or more officers of the Company the authority to carry out certain responsibilities hereunder. Any such delegation shall state the scope of responsibilities being delegated.
3.    The Plan, as hereby amended, remains in full force and effect.

IN WITNESS WHEREOF, and as evidence of the adoption of this Amendment, the Company has caused the same to be executed by its duly authorized officer on this 14th day of November 2014.

ATTEST:                            REALOGY HOLDINGS CORP.

/s/ Mark J. Flynn                        By:     /s/ David J. Weaving
Name: David J. Weaving
Title:     Executive Vice President and
                             Chief Administrative Officer